UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Southern First Bancshares, Inc.

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SOUTHERN FIRST BANCSHARES, INC.

100 Verdae Boulevard, Suite 100

Greenville, South Carolina 29607

Notice of Annual Meeting of Shareholders

[PRELIMINARY PROXY STATEMENT]

Dear Fellow Shareholder:

                We cordially invite you to attend the 2009 Annual Meeting of Shareholders of Southern First Bancshares, Inc., the holding company for Southern First Bank.  At the meeting, we will report on our performance in 2008 and answer your questions.  We are excited about our accomplishments in 2008 and look forward to discussing both our accomplishments and our future plans with you.  We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 19, 2009 at The Poinsett Club at 807 East Washington Street, Greenville, South Carolina at 5:00 p.m. for the following purposes:

1.                   To elect three members to the Board of Directors;

2.                   To vote on an advisory, non-binding resolution approving the compensation of the Company’s named executive officers as determined by the Compensation Committee and the Board of Directors; and

3.                   To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 23, 2009 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at the company’s offices prior to the meeting.  If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

                Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                                                                                                                                                        By order of the Board of Directors,

                                                                                                                                                                         R. Arthur Seaver, Jr.

                                                                        Chief Executive Officer

Greenville, South Carolina

[April 8, 2009]

[PRELIMINARY PROXY STATEMENT]

SOUTHERN FIRST BANCSHARES, INC.

100 Verdae Boulevard, Suite 100

Greenville, South Carolina 29607

Proxy Statement for Annual Meeting of

Shareholders to be Held on May 19, 2009

                Our board of directors is soliciting proxies for the 2009 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

Voting Information

                The board set March 23, 2009 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote.  If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting.  “Street name” shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares.  There were 3,044,683 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

When you sign the proxy card, you appoint James B. Orders, III and Fred Gilmer, Jr. as your representatives at the meeting.  Mr. Orders and Mr. Gilmer will vote your proxy as you have instructed them on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Mr. Orders and Mr. Gilmer will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors” and the resolution approving the compensation of the Company’s named executive officers as determined by the compensation committee and the board of directors.  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, Mr. Orders and Mr. Gilmer will vote your proxy on such matters in accordance with their judgment.

A majority or more of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.  We will include abstentions and broker non-votes in determining whether a quorum exists.  Assuming in each case that a quorum is present:

  With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

  With respect to Proposal No. 2, the proposal will be considered approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter.  This vote is advisory and will not be binding upon our board of directors.  However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

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You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon.  A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.  In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

                We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report, our annual report on Form 10-K, or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing

so. We are distributing this proxy statement on or about [April 8, 2009].

Important Notice of Internet Availability.  The proxy statement, 2008 Annual Report on Form 10-K and the enclosed annual report overview are available to the public for viewing on the Internet at http:// www.cfpproxy.com/6431.  Directions to the Annual Meeting can be obtained by contacting Ms. Ellen Kish at 864.679.9000.

Upon written or oral request by any shareholder, we will deliver a copy of our Form 10-K, this proxy statement and the enclosed annual report overview to our shareholders at a shared address to which a single copy of the document was delivered.

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Proposal No. 1:

Election of Directors

                The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class I directors will expire at this Annual Shareholders Meeting.  The terms of the Class II directors expire at the 2010 Annual Shareholders Meeting.  The terms of the Class III directors will expire at the 2011 Annual Shareholders Meeting. Our current directors and their classes are:

Class I Mark A. Cothran Rudolph G. Johnstone, III, M.D. R. Arthur Seaver, Jr.	Class II Leighton M. Cubbage David G. Ellison James B. Orders, III William B. Sturgis	Class III Andrew B. Cajka Anne S. Ellefson Fred Gilmer, Jr. Tecumseh Hooper, Jr.

                Shareholders will elect three nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2012 Annual Meeting of Shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the three nominees receiving the highest number of votes will be elected.

The Board of Directors recommends that you elect Mark A. Cothran, Rudolph G. Johnstone, III, M.D. and R. Arthur Seaver, Jr. as Class I directors.

                If you submit a proxy but do not specify how you would like it to be voted, Mr. Orders and Mr. Gilmer will vote your proxy to elect Messrs. Cothran, Johnstone and Seaver.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Orders and Mr. Gilmer will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

                Set forth below is certain information about the Class I nominees, each of whom is also a director of our subsidiary, Southern First Bank:

Mark A. Cothran, 51, Class I director, is the president and owner of Cothran Properties, LLC, a real estate development company in Greenville, South Carolina.  He has been with Cothran Properties, LLC since 1986.  Mr. Cothran received his bachelor’s degree in finance and banking from the University of South Carolina in 1980 and is a licensed real estate broker in the State of South Carolina.  He currently serves on the Tax and Legislative Committee and the National Business Park Forum of the National Association of Industrial and Office Properties (NAIOP) for which he is also the past chairman.  He is also the immediate past president of the state chapter of NAIOP.  He has served on the board of directors of the Greenville Chamber of Commerce, the Chamber of Commerce’s Economic Development Board, and on the Advisory Board of Greenville National Bank. He currently serves on the board of directors of General Wholesale Distributors, Inc.

Rudolph G. “Trip” Johnstone, III, M.D., 48, Class I director, is a physician who has practiced with the Cross Creek Asthma, Allergy, and Immunology medical clinic since 1992.  He graduated from Washington & Lee University in 1982 with a degree in biology and from the Medical University of South Carolina in 1986.  Dr. Johnstone served on the consulting board to Greenville National Bank from 1995 until 1998.  He is on the board of directors of Allergy Partners, PA and is a past president of the Southeastern Asthma, Allergy, and Immunology Society.

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R. Arthur “Art” Seaver, Jr., 45, Class I director, is the chief executive officer of our company and our bank.  He has over 22 years of banking experience.  From 1986 until 1992, Mr. Seaver held various positions with The Citizens & Southern National Bank of South Carolina.  From 1992 until February 1999, he was with Greenville National Bank, which was acquired by Regions Bank in 1998.  He was the senior vice president in lending and was also responsible for managing Greenville National Bank’s deposit strategies prior to leaving to form Greenville First Bank.  Mr. Seaver is a 1986 graduate of Clemson University with a bachelor’s degree in financial management and a 1999 graduate of the BAI Graduate School of Community Bank Management.  He is currently on the board of the Palmetto Society for the United Way, and the St. Francis Foundation and is past Chairman of the Community Bankers Council of the South Carolina Bankers Association.  Past organizations that he has worked with include Leadership Greenville, the Greenville Chamber of Commerce, the South Carolina Network of Business and Education Partnership, Junior League, Junior Achievement, the Greenville Convention and Visitors Bureau, the United Way, and the First Presbyterian Church.

Set forth below is also information about each of the company's other directors and each of its executive officers.  Each of the following directors is also a director of our subsidiary bank.

James M. “Jim” Austin, III, 52, is an executive vice president and the chief financial officer of our company and the bank.  He has over 30 years of experience in the financial services industry.  From 1978 to 1983, Mr. Austin was employed by KPMG Peat Marwick, specializing in bank audits.  Mr. Austin was employed from 1983 to 1995 with American Federal Bank as controller and senior vice president.  From 1995 until 1997, Mr. Austin was the senior vice president and chief financial officer of Regional Management Corporation, and from December 1997 until June 1999, he was the director of corporate finance for HomeGold Financial, Inc.  Mr. Austin is a 1978 graduate of the University of South Carolina with degrees in both accounting and finance.  He is also a Certified Public Accountant and graduate of the University of Georgia’s Executive Management’s Savings Bank program.  In addition, he is a graduate of Leadership Greenville.  He has served on the community boards of River Place Festival, Junior Achievement, and Pendleton Place, and he is the past president of the Financial Manager’s Society of South Carolina and former board member of the Young Manager’s Division of the Community of Financial Institutions of South Carolina.  He is past chairman of the board of directors for the Center for Development Services.  He is active in the First Presbyterian Church and a current board member of the Greenville Free Medical Clinic.  Mr. Austin is the past chairman and current vice chairman of Fidelity’s National User Group board of directors.

Gwen G. Bridges, 47, is an executive vice president and risk management officer of our bank. She has over 19 years of banking experience.  From 1984 to 1985 Ms. Bridges was employed by Ernst and Young.  From 1985 to 1999 she worked in the banking and financial services industry, serving in various accounting and finance roles.  Prior to joining the bank, she was Vice President and Treasurer of Regional Management Corporation.  Ms. Bridges is a 1984 graduate of Clemson University with a bachelor’s degree in Accounting.  She has also completed the South Carolina Bankers School.  She currently serves on the Women in Banking Committee of the United Way.

Andrew B. Cajka, 49, Class III director, is the founder and president of Southern Hospitality Group, LLC, a hotel management and development company in Greenville, South Carolina.  Prior to starting his own business, Mr. Cajka was a managing member of Hyatt Hotels Corporation from 1986 until 1998.  He is a 1982 graduate of Bowling Green State University.  He currently serves as vice chairman of the board for St. Joseph’s High School, as chairman of the Greenville County Research and Technology Development board, and as a board member for the Metropolitan Arts Council, and the Red Cross. He is a previous member of the BMW Nationwide Tournament advisory board. Mr. Cajka has served as a board member of the Urban League and Thornblade Board of Governors. Mr. Cajka served on the board of directors for the Greenville Chamber of Commerce and is past president of the downtown area council, as well as past chairman of Greenville Hospital Foundation Board and past chairman of the Children’s Hospital.    He is a past chairman and present treasurer of the Greenville Convention and Visitors Bureau and past chairman of the Greenville Tech Hospitality Board.

Leighton M. Cubbage, 56, Class II director, was the co-founder, president, and chief operating officer of Corporate Telemanagement Group in Greenville, South Carolina from 1989 until 1995.  Since 1995, Mr. Cubbage has been a private investor maintaining investment interests in a real estate company, a weekly newspaper, car dealerships, and an electric hybrid trucking company.  He is a 1977 graduate of Clemson University with a bachelor’s degree in political science.  Mr. Cubbage was chairman of the Greenville Hospital System board of trustees and was a former member of the Greenville Technical College Foundation Board. He currently serves on the board of directors of the Greenville Chamber of Commerce.

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Anne S. Ellefson, 54, Class III director, is an attorney and shareholder with Haynsworth Sinkler Boyd, P.A., where she has practiced law since 1979.  Mrs. Ellefson is a 1976 graduate of the University of South Carolina where she received a bachelor’s degree and a 1979 graduate of the University of South Carolina School of Law.  Mrs. Ellefson previously served on advisory boards at both United Carolina Bank and BB&T.  She is a past chairman of the Greater Greenville Chamber of Commerce and the United Way of Greenville County and currently serves on the Board of Directors of the South Carolina Chamber of Commerce and the South Carolina Educational Television Endowment.  She is also the past President of the South Carolina Bar Foundation.

David G. Ellison, 59, Class II director, has been a managing director of Northwestern Mutual Financial Network since 1983.  Mr. Ellison is a 1972 graduate of Furman University where he received a bachelor’s degree and a 1976 graduate of the Clemson-Furman University Program where he received a master in business administration.  Mr. Ellison is serving a third term on the board of trustees of Furman University, where he is a former board chair.  He is a past president of both the Furman Alumni Association and Furman Paladin Club.  He has also served on the board of trustees for United Way of Greenville County.  He is a prior commissioner of the Greenville Housing Authority.

Frederick “Fred” Gilmer, Jr., 72, Class III director, is a retired senior vice president of our bank with over 49 years of experience in the financial services industry.  Mr. Gilmer was involved with the organization of Southern Bank and Trust Company and has held executive positions with two other banks in the Greenville area.  He graduated from the University of Georgia in 1958 and the LSU Graduate School of Banking of the South in Baton Rouge, Louisiana in 1970.  He is a graduate of Leadership Greenville and has served numerous organizations, including the Greenville Rotary Club, the YMCA, the United Way, and the First Presbyterian Church.  He also is a past board member of Family Children Service, Goodwill Industries, Downtown Area Council, Greenville Little Theater, Greenville Cancer Society, South Carolina Arthritis Foundation, Freedom Weekend Aloft, and the Greenville Chamber of Commerce.

Frederick “Fred” Gilmer, III, 44, is an executive vice president and the senior lending officer of our bank.  He has over 21 years of banking experience.  From 1987 until 1999, Mr. Gilmer held various management positions with Wachovia Bank, N.A., including commercial lending, city executive, and vice president in private banking.  Mr. Gilmer is a 1986 graduate of Clemson University with a bachelor’s degree in management.  He is also a graduate of Leadership Greenville.  He has served on the community boards of Bon Secours St. Francis Foundation and the Metro YMCA, and he is a past chairman of Cleveland Street YMCA.  Other activities include Greenville Chamber of Commerce, United Way loan executive, Greenville Convention and Visitors Bureau, and Rotary Club of Greenville.  He is active at Buncombe Street United Methodist Church, serving in various roles.

Tecumseh “Tee” Hooper, Jr., 61, Class III director, is a private investor.   Mr. Hooper is the chief executive officer of General Wholesale Distributors, LLC, a Trane HVAC distributor in the state of South Carolina.  Mr. Hooper is also chairman of the board of FGP International Inc., an executive and temporary placement service company and Sign Crafters, USA, a sign manufacturing and service company.  He is also a director of Peregrine Energy, Inc., an energy management company.  Mr. Hooper was the president of Modern Office Machines/ IKON Office Solutions in Greenville, South Carolina, from 1982 through 2001.  Mr. Hooper graduated from The Citadel in 1969 with a degree in business administration, and he received a master in business administration from the University of South Carolina in 1971.  Mr. Hooper has served the community as a board member of the Greenville Chamber of Commerce, Camp Greenville, YMCA Metropolitan, and the United Way, and as past president of the Greenville Urban League.  Mr. Hooper has also served on the board of directors for Leadership Greenville, Leadership South Carolina, and also served as chairman of the South Carolina Department of Transportation, and of the Patriots Point Development Authority in Charleston.

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James B. Orders, III, 56, Class II director, is the chairman of our board of directors.  Since 1986, he has been the president of Park Place Corporation, a company engaged in the manufacture and sale of mattresses to the wholesale market.  Mr. Orders is chairman of Comfortaire Corporation and a director of Orders Realty Co., Inc., a real estate development and management company that is a wholly-owned subsidiary of Park Place Corporation.  He attended Clemson University from 1970 until 1974.  Mr. Orders is a past president of the International Sleep Products Association, a past president of the Downtown Rotary Club, a past member of the advisory board of Greenville National Bank and a past member of the advisory board of Carolina First Bank.  He currently serves on the boards of Lay Christian Association and Cox Industries.

F. Justin Strickland, 45, is president of our company and our bank.  He has over 23 years of banking experience.  From 1985 until 1993, Mr. Strickland held various positions with The Citizens & Southern National Bank of South Carolina.  From 1993 until November 2006, he was with Carolina First Bank.  From 1999 until November 2006, he held the position of South Carolina Midlands Market President.    Mr. Strickland is a 1985 graduate of the University of South Carolina with a bachelor’s degree in finance and the LSU Graduate School of Banking of the South in Baton Rouge, Louisiana in 1996.  He is the past Chairman of the Greater Columbia Chamber of Commerce and the Chairman of the SC Bankers Association. He is also chairman of the Finance Committee of the Children’s Trust Fund of South Carolina.  He formerly held the position as treasurer of the Saluda Shoal Foundation and is a past member of the boards of Columbia Urban League, Palmetto Health Foundation (past chairman), Junior Achievement (past chairman), the SC Bankers School (past chairman), and the Boy Scouts – Indiana Water Council.  He is an active member of Saxe Gotha Presbyterian Church.  He was a prior Chairman of the SC Bankers Association /Young Bankers Division where he received the SC Outstanding Young Bankers Award in 1999.  He has been a member in the past with the Rotary Club, Sertoma Club, Business Association of Columbia, Salvation Army, and the United Way.

Michael M. “Mike” Strickland, 51, is an executive vice president and the chief portfolio risk officer of our company and the bank.  He has over 24 years of banking experience.  From 1984 to 1986, Mr. Strickland was employed by The State of Florida as a Financial Examiner for the Division of Securities.  From 1986 to 1991, he was employed by the Federal Deposit Insurance Corporation as a commissioned bank examiner.  From 1991 to 1992, Mr. Strickland was employed by ComSouth Bancshares as a senior vice president with responsibilities over internal audit and loan review.  From 1991 to 2005, Mr. Strickland was employed by The South Financial Group where he was executive vice president and corporate risk manager.  From 2005 to 2007, Mr. Strickland was employed by Bankers-Solutions, LLC, a bank consulting company, where he served as shareholder and chief executive officer.  Mr. Strickland is a 1984 graduate of Florida State University with a degree in finance and a 1996 graduate of the Stonier Graduate School of Banking.  He has served on the compliance and credit committees of the South Carolina Bankers Association. He has served on the community boards of Junior Achievement, McCarter Community Pool, South Carolina State PTA and League Academy PTA.  He is the past president of Lake Forest Elementary PTA and is the president elect for Wade Hampton High School PTSA.  He is active in Aldersgate United Methodist church.

William B. Sturgis, 74, Class II director, held various executive positions with W.R. Grace & Co. from 1984 until his retirement in 1997, including executive vice president of W.R. Grace’s worldwide packaging operations and president of its North American Cryovac Division.  Mr. Sturgis graduated from Clemson University in 1957 with a degree in chemical engineering and is a graduate of the Advanced Management Program at Harvard.  He is active with Clemson University, serving on the Foundation Board, and the Engineering and Science Advisory Board.  He is a Trustee of the First Presbyterian Church in Greenville.

J. Edward “Eddie” Terrell, 46, is an executive vice president of our bank.  He is primarily responsible for marketing and deposit strategies.  He has over 24 years of business experience.  He was the co-founder of NewSouth Communications, Inc. in Greenville, South Carolina from 1997 until 2003 and executive vice president of customer operations.  Mr. Terrell was the executive vice president of customer operations for Corporate Telemanagement Group in Greenville, South Carolina from 1990 until 1995.  From 1995 until 1996, Mr. Terrell was the regional vice president for customer operations with LCI International.  He is a 1984 graduate of The Citadel, with a bachelor’s degree in English.  He serves on the board of the Presbyterian Community Foundation, the Development Council for the Children’s Hospital and is active at First Presbyterian Church and several local community organizations.

Family and Business Relationships.  Dr. Rudolph G. Johnstone, III, director, is Fred Gilmer, Jr.’s stepson and Fred Gilmer, III, executive vice president, is Fred Gilmer Jr.’s son.  No other director has a family relationship with any other director or executive officer of the company.

Director Mark Cothran serves on the Board of Directors for General Wholesale Distributors, a privately-held company, of which director, Tee Hooper, is the Chief Executive Officer.

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PROPOSAL NO. 2:

NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION

 OF THE NAMED EXECUTIVE OFFICERS

This proposal, commonly known as a "say-on-pay" proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following resolution:

"Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Summary Compensation Table and in the other tables and related discussion included in this proxy statement."

We believe that our compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of our shareholders. We encourage you to review our discussion and the tables included in this proxy statement. Recent legislation and new regulations will impact our compensation practices because we sold preferred stock to the United States Treasury in the first quarter of 2009 under its Capital Purchase Program. Key details of these new laws will be determined only after the Treasury and the SEC issue new regulations. As a result, we cannot reliably predict what changes we will be required to make to our compensation programs, if any. We will fully comply with all applicable requirements as they become known to us and as long as the preferred stock, under the Capital Purchase Program, is outstanding.

Under the America Recovery and Reinvestment Act of 2009, your vote is advisory and will not be binding upon our board of directors. However, the compensation committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

                The Board of Directors unanimously recommends a vote FOR approval of the compensation of the named executive officers.

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Compensation of Directors and Executive Officers

                The following table shows the compensation we paid to our three most highly compensated named executive officers, including our chief executive officer, for the years ended December 31, 2008, 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards(2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total

R. Arthur Seaver, Jr.	2008	$238,750	$100,000	$—	$—	$—	$24,266	$29,209	$392,225
Chief Executive Officer of the	2007	220,833	140,000	—	—	—	18,447	38,684	417,964
Company and the Bank	2006	171,171	130,000	—	—	—	8,412	24,898	334,481

F. Justin Strickland (5)	2008	197,917	85,000	13,519	19,464	—	9,521	28,816	354,237
President of the Company	2007	175,000	—	13,519	13,200	120,500	12,546	28,681	363,446
and the Bank	2006	28,494	55,000	—	—	—	—	3,229	86,723

Fred Gilmer, III	2008	151,458	—	—	3,130	69,500	13,022	28,012	265,122
Executive Vice President	2007	139,000	—	—	—	96,425	11,557	28,347	275,329
of the Bank	2006	130,910	—	—	—	93,375	5,270	19,734	249,289

(1) Due to the subjective nature of Mr. Seaver and Mr. Strickland’s Incentive Plan Compensation, it has been classified as “Bonus” for purposes of this table.

(2) See the discussion of assumptions used in the valuation of stock and option awards in Note 16, “Warrants and Stock Options and Grant Plans” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(3) Amounts awarded for each fiscal year under the Southern First Incentive Plan were paid in the subsequent fiscal year.

(4) All other compensation includes the following items: (a) company contributions under the 401(k) Plan, (b) car allowance or value attributable to personal use of company provided automobiles, (c) club dues, (d) premiums for the portion of the death benefits shared by the company with the named executive officers pursuant to bank owned life insurance and (e) premiums for life, accident and long-term disability insurance policies.  The amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or ten percent of the total amount of perquisites received by such named executive officer.

(5) Mr. Strickland joined our company in November of 2006.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals named in the Summary Compensation Table as of December 31, 2008, as well as the related exercise prices and expiration dates.  Options are granted pursuant to the Plan.

	Option Awards				Stock Awards
						Market
					Number of	Value of
					Shares or	Shares or
					Units of	Units of
			Option	Option	Stock that	Stock that
		Non-	Exercise	Expiration	Have not	Have not
Name	Exercisable	Exercisable(1)	Price	Date	Vested(2)	Vested

R. Arthur Seaver, Jr.	94,875	—	$6.06	3/21/2010	—	—

F. Justin Strickland	5,000	5,000	21.70	11/10/2016	1,875	17,250
	—	5,000	13.50	1/15/2018

Fred Gilmer, III	8,250	—	6.06	3/21/2010	—	—
	4,125	—	6.06	2/20/2011
	6,600	—	6.88	1/15/2012
	8,250	—	7.79	1/21/2013
	8,250	—	16.36	1/20/2014
	—	2,500	13.50	1/15/2018

(1) All of the unvested options have an expiration date of ten years following the date of grant and vest in four equal increments on the first four anniversaries of the applicable date of grant.

(2) Mr. Strickland's unvested shares of stock vest equally over three years beginning on January 11, 2009.

Employment Agreements

We entered into an employment agreement with Art Seaver on November 17, 2008, for an annually renewing three-year term, pursuant to which he serves as the chief executive officer, and a director of both our company and our subsidiary bank.  As of March 13, 2009, Mr. Seaver receives a minimum annual salary of $247,500, plus his yearly medical insurance premium.  He also receives an annual increase in his salary equal to the previous year’s salary times the increase in the Consumer Price Index during the previous year.  The board of directors may increase Mr. Seaver’s salary above this level, but not below it.  He is eligible to receive an annual bonus of up to 5% of the net pre-tax income of our bank, if the bank meets performance goals set by the board.  Mr. Seaver’s annual salary and bonus amounts are subject to the limitations imposed under the U.S. Treasury’s Capital Purchase Program due to the Bank’s participation in the program.  He is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder.  Mr. Seaver was granted options to purchase a number of shares of common stock equal to 5% of the number of shares sold in our initial public offering, or 97,875 shares (adjusted for the 3 for 2 stock split and 10 percent stock dividend).  These options were granted in 2000 in connection with the bank’s opening, vested over a five-year period and have a term of ten years.  Additionally, Mr. Seaver participates in the bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

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Mr. Seaver’s employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, he may not (a) compete with the company, the bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within radius of thirty miles from the main office of the company or any branch office of the company, (b) solicit major customers of the bank for the purpose of providing financial services, or (c) solicit employees of the bank for employment.  If Mr. Seaver terminates his employment for good cause as that term is defined in the employment agreement or if he is terminated following a change in control of Southern First Bancshares as defined in the agreement, he will be entitled to severance compensation of his then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives shall vest immediately.

We also entered into employment agreements on November 17, 2008 with Justin Strickland to serve as President of our company, Jim Austin to serve as chief financial officer and an executive vice president of our company and the bank, Fred Gilmer, III to serve as an executive vice president of the bank, and Eddie Terrell to serve as an executive vice president of the bank.  Each agreement has an annually renewing two-year term.  As of March 13, 2009, Messrs. Strickland, Austin, Gilmer, and Terrell are paid a salary of $206,000, $171,000, 160,500, and $150,000, respectively, which may be increased annually by the board of directors.  They are also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs.  In addition, Messrs. Austin, Gilmer and Terrell are each entitled to receive either an automobile owned or leased by us or an automobile allowance of $700 per month while Mr. Strickland receives an automobile allowance of $750.

Each employment agreement also provides that during the term of employment and for a period of 12 months following termination, Messrs. Austin, Gilmer, Terrell, and Strickland may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which they had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees.  If Messrs. Austin, Gilmer, Terrell, or Strickland terminate their employment for good reason or if they are terminated following a change in control of our company, they will be entitled to severance compensation of their then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

On February 27, 2009, in connection with our participation in the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (as amended, “EESA”), each of Messrs. Seaver, Strickland and Gilmer, III, among others, entered into letter agreements with the Company amending the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including any so-called “golden parachute” provisions) as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Capital Purchase Program to comply with Section 111 of the EESA, including prohibitions on certain severance payments in connection with a termination of employment under certain circumstances and required to and a requirement to return to the Company any bonus or incentive compensation paid to the named executive officer by the Company during the covered period if such bonus or incentive compensation is paid based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. These letter amendments were identical except that the letter amendment for Mr. Seaver also states that he is prohibited from receiving from the Company any bonus, retention award, or incentive compensation until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Capital Purchase Program, except for certain long term restricted stock payments and certain previously granted bonus payments to the extent permitted by EESA.

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Director Compensation

The following table shows the fees paid to each of our non-employee directors for board meeting and committee meeting attendance in 2008.  None of our non-employee directors received any stock awards or options, non-equity incentive plan compensation, deferred compensation or any other compensation for the year ended December 31, 2008.

Fees
Earned or
Paid in
Name	Cash

Andrew B. Cajka, Jr.	$16,550
Mark A. Cothran	14,300
Leighton M. Cubbage	9,900
Anne S. Ellefson	15,400
David G. Ellison	14,950
Fred Gilmer, Jr.	4,400
Tecumseh Hooper, Jr.	14,300
Rudolph G. Johnstone, III	13,750
James B. Orders, III	16,000
William B. Sturgis	11,250

$130,800

In 2008, we paid each of our non-employee directors $550 for each board meeting they attended and $550 for each committee meeting they attended.  On September 1, 2008 Fred Gilmer, Jr. retired from employment with the bank and began receiving non-employee compensation.  In addition, beginning in 2009, we plan to pay our outside directors $600 for each board meeting they attend and $600 for each committee meeting they attend.  The chairmen of the board and committees are paid an additional $100 for each meeting they attend.

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Security Ownership of Certain

Beneficial Owners and Management

General

The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 13, 2009.  Unless otherwise indicated, the mailing address for each beneficial owner is care of Southern First Bancshares, Inc., 100 Verdae Boulevard, Suite 100, Greenville, South Carolina 29607.

Name	Number of Shares Owned(1)	Right To Acquire(2)	Percentage of Beneficial Ownership(3)

James M. Austin, III	20,950	41,875	2.04%
Gwen G. Bridges	—	2,275	0.07%
Andrew B. Cajka, Jr.	16,500	8,250	0.81%
Mark A. Cothran	72,023	—	2.37%
Leighton M. Cubbage	120,770	66,000	6.00%
Anne S. Ellefson	10,670	—	0.35%
David G. Ellison	24,856	—	0.82%
Fred Gilmer, Jr.	43,832	15,486	1.94%
Fred Gilmer, III	3,300	36,100	1.28%
Tecumseh Hooper, Jr.	21,450	12,375	1.11%
Rudolph G. Johnstone, III	28,085	—	0.92%
James B. Orders, III	41,417	16,500	1.89%
R. Arthur Seaver, Jr.	19,800	104,775	3.96%
F. Justin Strickland	5,800	8,750	0.48%
Mike Strickland	567	—	0.02%
William B. Sturgis	49,858	4,500	1.78%
J. Edward Terrell	4,057	16,500	0.67%

All directors and executive officers as a group (17 persons)	483,935	333,386	24.19%

(1)         Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)              Includes shares that may be acquired within 60 days of the date of this prospectus by exercising vested stock options and warrants but does not include any unvested stock options or warrants.  Each of the following directors served as an organizer of our bank: Andrew B. Cajka, Jr., Mark A. Cothran, Leighton M. Cubbage, Fred Gilmer, Jr., Tee Hooper, Jr., Trip Johnstone, III, James B. Orders, III, R. Arthur Seaver, Jr., and William B. Sturgis.  Each of these directors received a warrant to purchase one share of common stock at a purchase price of $6.06 per share for every two shares purchased by that individual in our initial public offering as compensation for the risks taken in forming the bank, including their personal guarantees of the original line of credit.  These warrants cover an aggregate of 123,111 and are exercisable until January 10, 2010.  For Jim Austin, Gwen Bridges, Fred Gilmer, Jr., Fred Gilmer, III, Art Seaver, and Justin Strickland, the right to acquire column includes employee stock options to purchase 41,875 shares, 2,275 shares, 9,900 shares, 36,100 shares, 94,875 shares, and 8,750 shares, respectively.

(3)              For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  The calculations are based on 3,044,863 shares of common stock outstanding on March 13, 2009.

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Meetings and Committees of the Board of Directors

                During the year ended December 31, 2008, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings.  All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served except for Mr. Cubbage who attended one of the three Personnel Committee meetings held during 2008.

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders meetings, directors are encouraged to attend the annual meeting of Southern First Bancshares, Inc.  Ten of the eleven directors were present at the 2008 annual meeting of shareholders.

Communications with Shareholders

Our board of directors has implemented a process for shareholders of the company to send communications to the board.  Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at Southern First Bancshares, Inc., 100 Verdae Boulevard, Suite 100, Greenville, South Carolina 29607.  The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

Board Independence

Mr. Cajka, Mr. Cubbage, Ms. Ellefson, Mr. Ellison, Mr. Hooper, Mr. Orders and Mr. Sturgis are “independent” directors, based upon the independence criteria set forth in Rule 4350 of the corporate governance listing standards of The NASDAQ Stock Market.

Committees of the Board of Directors

The company’s board of directors has appointed four committees, including an audit, personnel, nominating, and finance committee.

Audit Committee

The audit committee is composed of Mr. Cajka, Mr. Hooper, Ms. Ellefson, Mr. Sturgis, and Mr. Cubbage.  Each of these members is considered “independent” under Rule 4350 of the corporate governance listing standards of The NASDAQ Stock Market.  The audit committee met five times in 2008.

None of the current members of the audit committee nor any other member of our board qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission.  As a relatively small public company, it is difficult to identify qualified candidates who meet all of the qualification of a audit committee financial expert and are willing to serve on our board.  At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert.

Although none of the members of our audit committee qualify as "financial experts" as defined in the SEC rules, each of our audit committee members has made valuable contributions to the company and its shareholders as members of the audit committee.  The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

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The audit committee functions are set forth in its charter, which was adopted on September 19, 2000 and later amended on June 15, 2004.  A copy of the audit committee charter is available on our website, www.southernfirst.com.  The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses.  The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The audit committee reports its findings to the board of directors.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

                The audit committee reviewed and discussed with management the audited financial statements.  The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The audit committee received from the independent auditors the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with the independent auditors, the independent auditor’s independence from the company and its management.  In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

                The report of the audit committee is included herein at the direction of its members Mr. Cajka, Mr. Hooper, Mrs. Ellefson, Mr. Sturgis, and Mr. Cubbage.

Personnel Committee

            The personnel committee, which we also refer to as the compensation committee, was composed of voting members Mr. Sturgis, Mr. Cubbage, Mr. Ellison, and Mr. Orders.  In addition, Mr. Cothran and Dr. Johnstone served on the committee as non-voting members.  Mr. Sturgis, Mr. Cubbage, Mr. Ellison, and Mr. Orders are each considered “independent” under Rule 4350 of corporate governance listing standards of The NASDAQ Stock Market, and Mr. Cothran and Dr. Johnstone are not considered to be independent.   Our entire board of directors, including a majority of independent directors, considers and approves all matters recommended by the personnel committee.  The personnel committee met three times in 2008.  The personnel committee has the responsibility of annually reviewing all benefit plans of the bank as well as the performance of the chief executive officer.  The 2009 personnel committee is composed only of voting members Mr. Sturgis, Mr. Cubbage, Mr. Ellison, and Mr. Orders.

The personnel committee of the board of directors recommends all compensation and awards to executive and senior officers, which includes the chief executive officer, president, five executive vice presidents, and eight senior vice presidents, to the entire board of directors for approval. Generally, on its own initiative the Personnel Committee reviews the performance and compensation of the chief executive and president and, following discussions with those individuals and, where it deems appropriate, Benmark or another appropriate compensation advisor, assist in determining their compensation levels. For the remaining executive and senior officers, the chief executive officer makes recommendations to the Personnel Committee that generally, with minor adjustments, have been approved.  With respect to equity compensation awarded to others, the Personnel Committee, with the approval of the entire board of directors, grants restricted stock, generally based upon the recommendation of the chief executive officer, and has delegated option granting authority for non-executive officers to the chief executive officer. The Compensation Committee must also meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.  The Compensation Committee must also certify that it has reviewed the senior executive officers' compensation arrangements with a view toward ensuring that they do not create incentives to take unnecessary or excessive risks that threaten the value of the Company.

A copy of the personnel committee charter is available on our website, www.southernfirst.com.

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Finance Committee

                The finance committee is composed of Mr. Orders, Mr. Cajka, Mr. Cothran, Mrs. Ellefson, Mr. Ellison, Mr. Gilmer, Mr. Hooper, Dr. Johnstone and Mr. Seaver.  The finance committee met 12 times in 2008.  The finance committee has the responsibility of reviewing the loan policy, investment policy, and the bank’s asset/liability structure.

Nominating Committee

                During 2008, the nominating committee was composed of Mr. Cubbage, Mr. Ellison, Mr. Orders and Mr. Sturgis.  Each of these directors is considered “independent” under Rule 4350 of the corporate governance listing standards of The NASDAQ Stock Market.  The nominating committee met once in 2008.  The nominating committee recommends nominees for election to the board.  The board of directors, including a majority of the independent directors, selects the nominees for election to the board.  On June 15, 2004, we adopted a formal nominating committee charter which is available on our website, www.southernfirst.com.

For directors previously elected by shareholders to serve on the board and whose terms of service are expiring, the nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service.  The nominating committee also considers whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the board.  Our policy is to require a shareholder to submit the name of the person to our corporate secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders.  Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The nominating committee considers a number of factors in determining whether to recommend to the board the nomination of any person for election as a director.  While no single factor is determinative, the following factors are considered by the nominating committee in evaluating any potential nominee:

•         educational background, work experience, business acumen,

•         ability to grasp business and financial concepts, knowledge or experience related to banking or financial services,

•         previous service on  boards (particularly of public companies),

•         willingness and ability to devote time and energy to the duties of a director,

•         a desire and ability to help enhance shareholder value,

•         reputation in the community,

•         character,

•         whether the nominee has any history of criminal convictions or violation of SEC rules,

•         actual or potential conflicts of interest, and

•         any other factor that the nominating committee considers relevant to a person’s potential service on the board of directors.

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The board of directors also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.

In determining whether to nominate any person for election by the shareholders, the board assesses the appropriate size of the board of directors, consistent with our bylaws, and whether any vacancies on the board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the board will consider various potential candidates for director recommended by the nominating committee.  Candidates may come to the attention of the nominating committee or board through a variety of sources including, but not limited to, current members of the board, shareholders, or other persons.  The nominating committee and board of directors consider properly submitted recommendations by shareholders who are not our directors, officers, or employees on the same basis as candidates recommended by any other person.

We do not pay a third party to assist in identifying and evaluating candidates.

Code of Ethics

                We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers.  A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at Southern First Bancshares, Inc., 100 Verdae Boulevard, Suite 100, Greenville, South Carolina 29607.

Certain Relationships and Related Transactions

We enter into banking and other transactions in the ordinary course of business with our directors and officers of the company and the bank and their affiliates.  Our policies and procedures related to these transactions are not in writing, but are reflected by our course of conduct.  It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us.  Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and it is our policy that they be approved by a majority of disinterested directors.

Interests of Management and Others in Certain Transactions

                The bank purchased various signage for its Woodruff Road and Lexington offices during 2008 from the same vendor used in the past for such signage.  During 2008 and 2007, one of the bank’s directors, Mr. Hooper, acted as chairman of the board for the respective company.  The bank paid approximately $71,000 and $31,000 to the company for the years ended December 31, 2008 and 2007, respectively.  The bank is of the opinion that the cost of signage represents market costs that could have been obtained in similar “arms length” transactions.

                    In January 2008, the bank entered into a commitment with a company partially owned indirectly by James B. Orders, III, one of the Bank’s directors.  John Orders and David Orders, who are siblings of James B. Orders, III, indirectly own the remaining interest in the company.  James B. Orders, III and these siblings are involved in the management of the parent company.  The bank has committed to pay the company a development fee up to $550,000 in three annual installments related to the development and construction of the Company’s regional headquarters in Cayce, South Carolina.  The bank paid the first and second installments of approximately $189,000 in January 2008 and 2009, respectively.  The bank is of the opinion that the development fees represent market costs that could have been obtained in similar “arms length” transactions.

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                  On July 28, 2006, the bank purchased $5.0 million of bank owned life insurance from Northwestern Mutual Insurance Company.  The purchase was made through an agency that is owned by director, David Ellison.  Mr. Ellison received a commission of $60,000.  At approximately the same time, the bank purchased a $3.0 million bank owned life insurance policy from an independent third party.  The terms and conditions of both the $5.0 million and $3.0 million insurance policies are substantially the same.  Therefore, the bank is of the opinion that the $5.0 million policy was obtained at a cost that was consistent with the cost in a similar “arms length” transaction.  This transaction was approved by our personnel committee, with Mr. Ellison abstaining from the decision, and then ratified by the board of directors.

                    On September 20, 2005, the bank entered into a ten year, five month lease with various renewal options on its new main office building.  The company moved the corporate office and branch operation, to the new leased space in the first quarter of 2007.  Mr. Cothran, a director of the bank and real estate developer by occupation, assisted the bank in the negotiation of the lease.  The lessor paid Mr. Cothran a leasing agency fee of $164,414, of which $82,207 was paid in 2005 and the remainder in 2007 when the bank occupied the building.

                    The bank also has a land lease with Mr. Cothran on the property for a branch office, with monthly payments of $4,804.  In addition, the bank had various consulting agreements with the director for development, administration and advisory services related to the purchase of property and construction of current and future branch office sites.  Beginning in 2006, the bank has also contracted with Mr. Cothran on an annual basis to provide property management services for each of its branch offices.  The bank paid Mr. Cothran approximately $20,000 for these services during 2008 and $41,000 during 2007.

                    The bank is of the opinion that the lease payments and consulting fees paid to Mr. Cothran represent market costs that could have been obtained in similar “arms length” transactions.

Independent Certified Public Accountants

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2008. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.  The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2008 and 2007:

	Years Ended December 31,
	2008	2007

Audit Fees	$71,000	$61,200
Other Fees	6,500	3,170
Tax Fees	9,600	6,410

Total	$87,100	$70,780

Audit Fees.  This category includes the aggregate fees billed for professional services rendered by the independent auditors during the company’s 2008 and 2007 fiscal years for the audit of the company’s consolidated annual financial statements and quarterly reports on Form 10-Q.

Other Fees.  This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2008 and 2007.  Other fees in 2008 consisted primarily of services related to the analysis of the South Carolina New Jobs Tax Credits.  Other fees in 2007 consisted primarily of 401(k) plan services.

Tax Fees.  This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the company and its subsidiaries.

Oversight of Accountants; Approval of Accounting Fees.  The board of directors approves an annual budget for professional audit fees that includes all fees paid to the independent auditors.

18

Compensation/Benefits Committee Interlocks and Insider Participation.

                 Our board of directors had a personnel committee composed of Messrs. Sturgis, Cubbage, Ellison, and Orders during 2008.  In addition, Mr. Cothran and Dr. Johnstone served on the committee during 2008, as non-voting members.  No member of the personnel committee was an officer or employee of the company or any of its subsidiaries during the year ended December 31, 2008 or was formerly an officer or employee of the company or any of its subsidiaries, or had any relationship otherwise requiring disclosure. Our Chief Executive Officer, however, did participate in deliberations regarding other executive officers.  He was not involved in any decisions regarding his own compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

                As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC.  Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2008, except that Form 3s for Mr. Gilmer, III, Ms. Bridges, and Mr. Mike Strickland and Form 4s related to stock options granted for Mr. Justin Strickland, Mr. Austin, Mr. Gilmer, III and Ms. Bridges were filed after the required period due to management oversight.  In addition, a Form 4 for Mr. Sturgis was filed after the required period due to management oversight and a Form 4 was filed after the required period for Mr. Ellison and Mr. Terrell due to untimely notification of the transaction.

Equity Compensation Plan Information

                The following table sets forth equity compensation plan information at December 31, 2008.  The number of shares and the exercise prices for options and warrants has been adjusted for the 3 for 2 stock split in 2003 and the subsequent 10% stock dividend in 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))

Equity compensation plans
approved by security holders
Stock options (1)..........................	278,665	$9.29	113,698
Restricted stock............................	1,875	21.63	8,500

Equity compensation plans not
approved by security holders(2)...	123,110	$6.06	-

Total.................................................	403,650	$8.38	122,198

(1)   The number of shares of common stock available under the 2000 Greenville First Bancshares, Inc. Stock Incentive Plan automatically increases each time we issue additional shares so that it continues to equal 15% of our total outstanding shares.  Our board of directors has approved 436,424 shares of common stock to be issued as stock options.

(2)   Each of our organizers received, for no additional consideration, a warrant to purchase one share of common stock for $6.06 per share for every two shares purchased during our initial public offering.  The warrants are represented by separate warrant agreements.  One third of the warrants vested on each of the first three anniversaries of the date of our initial public offering, and they are exercisable in whole or in part during the ten year period following that date.  The warrants may not be assigned, pledged, or hypothecated in any way.  The 123,110 of shares issued pursuant to the exercise of such warrants are transferable, subject to compliance with applicable securities laws.  If the South Carolina Board of Financial Institutions or the FDIC issues a capital directive or other order requiring the bank to obtain additional capital, the warrants will be forfeited, if not immediately exercised.

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Shareholder Proposals for the 2010 Annual Meeting of Shareholders

                If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 11, 2009.  To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

[April 8, 2009]

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PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

SOUTHERN FIRST BANCSHARES, INC.

to be held on May 19, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints James B. Orders, III and Fred Gilmer, Jr., each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Southern First Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held on May 19, 2009 at The Poinsett Club at 807 East Washington Street, Greenville, South Carolina, at 5:00 p.m. local time, and at any postponement or adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged.  These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

                This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted: “FOR” Proposal No. 1 to elect the three identified Class I directors to serve on the Board of Directors for three-year terms, and “FOR” the nonbinding resolution to approve the compensation of the named executive officers.  The proxies may vote in their judgment upon such other business, if any, as may properly come before the meeting, and matters incidental to the conduct of the meeting.

                                    1.                   PROPOSAL to elect the three identified Class I directors to serve for three year terms

                                        Mark A. Cothran                                                     R. Arthur Seaver, Jr.

                                        Rudolph G. Johnstone, III, M.D.

                                   FOR all nominees                                                           WITHHOLD AUTHORITY

                                        listed (except as marked to                                                                to vote for all nominees

                                        the contrary)

(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below).

                                    ____________________________________________________________________

                                    2.                    PROPOSAL of a nonbinding resolution to approve the compensation of the named executive officers as determined by the Compensation Committee and the Board of Directors.

                         FOR                                   AGAINST                                         ABSTAIN

                                    Dated:                                                          , 2009                               Dated:                                                          , 2009

                                    Signature of Shareholder(s)                                                                               Signature of Shareholder(s)

                                    Please print name clearly                                                                   Please print name clearly

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.

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